4DMED, LTD.

Business Entity Information

Status:	Active	File Date:	11/2/2016
Type:	Domestic Corporation	Entity Number:	E0478232016-5
Qualifying State:	NV	List of Officers Due:	12/31/2016
Managed By:		Expiration Date:	
NV Business ID:	NV20161645494	Business License Exp:	

Registered Agent Information

Name:	RESIDENT AGENCY NATIONAL, INCORPORATED	Address 1:	4650 WEDEKIND RD STE 2
Address 2:		City:	SPARKS
State:	NV	Zip Code:	89431-7722
Phone:		Fax:	
Mailing Address 1:		Mailing Address 2:	
Mailing City:		Mailing State:	NV
Mailing Zip Code:			
Agent Type:	Commercial Registered Agent - Corporation		
Jurisdiction:	NEVADA	Status:	Active

Financial Information

No Par Share Count:	0	Capital Amount:	$ 75,000.00
Par Share Count:	75,000,000.00	Par Share Value:	$ 0.001

– Officers

Include Inactive Officers

No active officers found for this company

– Actions\Amendments

Action Type:	Articles of Incorporation		
Document Number:	20160484032-70	# of Pages:	1
File Date:	11/2/2016	Effective Date:	

Initial Stock Value: Par Value Shares: 75,000,000 Value: $ 0.001 No Par Value Shares: 0

--- Total Authorized Capital: $ $75,000.00